                                                                     EXHIBIT 8.1

                        WINTHROP, STIMSON, PUTNAM & ROBERTS
                                January 18, 2000

Mail.com, Inc.
11 Broadway, 6th Floor
New York, New York 10006

                 Re: Agreement and Plan of Merger by and among

    Mail.com, Inc., Mast Acquisition Corp. and
                          NetMoves Corporation Dated as of December 11, 1999

Ladies and Gentlemen:

    We have acted as counsel for Mail.com, Inc., a Delaware corporation ("Mail.com"), in connection with the proposed merger of Mast Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Mail.com, with and into NetMoves Corporation, a Delaware corporation (the "Company"), with the Company surviving (the "Merger"). In connection with the Merger, Mail.com has filed a registration statement on Form S-4 (as amended, the "Registration Statement") with the United States Securities and Exchange Commission (the "Commission"). All terms used but not defined herein have the meanings ascribed to them in the Registration Statement.

    On the basis of the foregoing and upon consideration of applicable law, subject to the qualifications stated therein, the discussions of United States federal income tax considerations set forth under the captions "Questions and Answers About the Merger; Q: What are the United States federal income tax consequences of the merger to NetMoves stockholders," "Summary--United States Federal Income Tax Consequences" and "The Merger--Material Federal Income Tax Considerations" in the proxy statement/ prospectus that forms part of the Registration Statement, insofar as they relate to provisions of United States federal income tax law, are, as of the date hereof, taken as a whole, accurate in all material respects.

    This opinion is limited to the federal income tax laws of the United States and does not consider the effects of any foreign, state or local laws or any United States federal laws other than those pertaining to income taxation.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                          Very truly yours,
                                          /s/ WINTHROP, STIMSON, PUTNAM &
                                          ROBERTS